Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York AMT-Free Municipal Income Fund f/k/a Nuveen Insured New York Tax-Free Advantage
  Municipal Fund
811-21211

The annual meeting of shareholders was held in the offices of Nuveen Investments on March 30, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to May 8, 2012.

Voting results for March 30, 2012 are as follows:

    Common and Preferred
shares voting together as a class

Preferred
 shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                     2,002,661
             1,212,413
   Against
                        172,686
                  77,412
   Abstain
                          34,760
                          -
   Broker Non-Votes
                     1,150,018
                325,285
      Total
                     3,360,125
             1,615,110



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                     2,001,961
             1,212,413
   Against
                        174,186
                  77,412
   Abstain
                          33,960
                          -
   Broker Non-Votes
                     1,150,018
                325,285
      Total
                     3,360,125
             1,615,110

Proxy materials are herein
incorporated by reference
to the SEC filing on March 1,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-12-092168